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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       January 27, 2006
                                                -------------------------------

                           Duckwall-ALCO Stores, Inc.
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             (Exact name of registrant as specified in its charter)

           Kansas                    0-20269                    48-0201080
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State or other jurisdiction      (Commission File             (IRS Employer
    of incorporation)               Number)                 Identification No.)

401 Cottage, Abilene, KS                                        67410-2832
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code           (785) 263-3350
                                                  -----------------------------


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          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
    (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

     On January 31, 2006, the Duckwall-Alco Stores, Inc. (the "Company") announced that it entered into an employment agreement dated January 27, 2006 with John R. Sturdivant (the "Employment Agreement"). Mr. Sturdivant will serve as the Company's new Senior Vice President, Stores. A copy of the press release containing the announcement is filed with this Current Report as exhibit
99.1 and is incorporated by reference herein.

     The Employment Agreement is effective as of February 13, 2006 and has a term ending on January 31, 2007, with successive one year renewals unless terminated 60 days prior to the end of the applicable term. The Employment Agreement may be terminated prior to the end of the term by Mr. Sturdivant upon 30 days prior written notice to the Company and by the Company at any time.

     Under the Employment Agreement, Mr. Sturdivant covenants during the term of the Employment Agreement, and for two years after its term ends, not to (a) compete with the Company, or (b) solicit the Company's employees or customers. Mr. Sturdivant also agrees to keep proprietary information of the Company confidential during and after the term of the related agreement.

     The following table sets forth Mr. Sturdivant's initial salary and bonus percentage.

Name of Executive officer   Initial Annual Salary    Initial Bonus Potential
-------------------------   ---------------------    -----------------------

John R. Sturdivant.         $180,000.00              35% if Return on Equity is
                                                     at least 0.0715%. If not,
                                                     in fiscal 2007 only,
                                                     $10,000 paid on April 1,
                                                     2007.

     If approved by the Compensation Committee of the Board of Directors of the Company, Mr. Sturdivant will be entitled to options to purchase 10,000 shares of the company's Common Stock, $ .0001 par value, at an exercise price set by the Compensation Committee. Not to exceed $75,000.00, the Company has also agreed to reimburse Mr. Sturdivant for his actual expenses in connection with relocating from Atlanta, Georgia to Abilene, Kansas, which expenses may include: (i) any real estate commission paid in the sale of his residence in Atlanta, Georgia,
(ii) the expenses incurred in moving his furniture and personal possessions and
(iii) expenses incurred for temporary housing in Abilene, Kansas for a period of not to exceed one (1) year. The Company has also agreed to provide Mr. Sturdivant with a Company automobile to use in the performance of his duties under the Employment Agreement.


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


     When the employment agreement is terminated, Mr. Sturdivant shall be entitled to any compensation and benefits earned as of the date of termination. Further, if Mr. Sturdivant is terminated other than for cause, death or disability, the employment agreement is not renewed by the Company or Mr. Sturdivant resigns because of a change of control or his assigned duties and responsibilities are substantially inconsistent with his normal duties and responsibilities, Mr. Sturdivant shall be entitled to severance payments equal to one additional year of base salary and benefits to be paid in installments in accordance with the Company's regular payroll practices. If Mr. Sturdivant obtains employment with a competitor such that Mr. Sturdivant violates his covenant not to compete with the Company during the period when the Company is obligated to make severance payments, the Company may reduce the remaining severance payment amount by the amount of gross compensation which Mr. Sturdivant receives from a competitor.

     The above is only a summary of the material terms of Mr. Sturdivant's employment agreement with the Company and is subject in its entirety to the actual Employment Agreement a copy of which is filed under Item 9.01 of this Current Report as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.


Exhibit No.                 Description
-----------                 -----------
10.1                        Employment Agreement dated as of January 27, 2006
                            between Duckwall-ALCO Stores, Inc. and
                            John R. Sturdivant

99.1                        Press Release dated January 31, 2006


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


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 (Registrant)
                                         Duckwall-ALCO Stores, Inc.


 Date:  January 31, 2006             By: /s/ David W. Mills
                                         --------------------------------------
                                         Name:  David W. Mills
                                         Title: Interim Chief Financial Officer


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